Exhibit 20.6
Page 1 of 3

                     Navistar Financial 1996 - A Owner Trust
                              For the Month of July
                      Distribution Date of August 15, 1997
                            Servicer Certificate #15

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $298,362,233.21
Beginning Pool Factor                                           0.6486927

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,201,069.30
     Interest Collected                                     $2,462,364.60

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $833,081.20
Total Additional Deposits                                     $833,081.20

Repos / Chargeoffs                                            $359,030.33
Aggregate Number of Notes Charged Off                              101

Total Available Funds                                      $12,140,046.21

Ending Pool Balance                                       $289,158,602.47
Ending Pool Factor                                              0.6286824

Servicing Fee                                                 $248,635.19

Repayment of Servicer Advances                              $1,356,468.89

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,089,506.98
     Target Percentage                                               5.00%
     Target Balance                                        $14,457,930.12
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,631,576.85)
     Ending Balance                                        $14,457,930.12

Current Weighted Average APR:                                       9.620%

Current Weighted Average Remaining Term (months):                   37.10

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $1,763,007.68    1,334
                                31 - 60 days             $512,994.54      411
                                60+  days                $226,095.11      108

     Total:                                            $2,502,097.33    1,343

     Balances:                  60+  days              $3,716,398.43      108

Memo Item - Reserve Account
     Prior Month                                      $14,918,111.66
+    Invest. Income                                       $64,611.41
+    Excess Serv.                                      $1,106,783.91
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $16,089,506.98


Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  July

                                                                                     NOTES
                                                                (Money Market)
                                                    TOTAL           CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             95.50%             4.50%
     Coupon                                                                  5.25%              6.35%             6.50%

Beginning Pool Balance                         $298,362,233.21
Ending Pool Balance                            $289,158,602.47

Collected Principal                              $8,844,600.41
Collected Interest                               $2,462,364.60
Charge - Offs                                      $359,030.33
Liquidation Proceeds / Recoveries                  $833,081.20
Servicing                                          $248,635.19
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $11,891,411.02

Beginning Balance                              $298,362,233.21              $0.00    $281,059,104.50    $17,303,128.71

Interest Due                                     $1,580,996.37              $0.00      $1,487,271.09        $93,725.28
Interest Paid                                    $1,580,996.37              $0.00      $1,487,271.09        $93,725.28
Principal Due                                    $9,203,630.74              $0.00      $8,789,467.36       $414,163.38
Principal Paid                                   $9,203,630.74              $0.00      $8,789,467.36       $414,163.38

Ending Balance                                 $289,158,602.47              $0.00    $272,269,637.14    $16,888,965.33
Note / Certificate Pool Factor                                             0.0000             0.7841            0.8159
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,784,627.11              $0.00     $10,276,738.45       $507,888.66

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $1,106,783.91
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $16,089,506.98
(Release) / Draw                                ($1,631,576.85)
Ending Reserve Acct Balance                     $14,457,930.12

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  July


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4                3                2                1
                                 Feb-97           Mar-97           Apr-97           May-97           Jun-97           Jul-97

Beginning Pool Balance      $348,108,707.35  $348,108,707.35  $332,415,354.80  $321,158,555.63  $311,427,985.45  $298,362,233.21

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $1,935,375.96      $692,876.86      $912,759.79      $429,807.70      $678,399.36      $359,030.33
Recoveries                      $910,706.72    $1,515,564.23    $1,486,575.64      $755,747.07      $661,604.13      $833,081.20

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)         $2,035,444.35             Total Charged off (Months 1 - 6)          $5,008,250.00
     Total Recoveries (Months 3, 2, 1)         $2,250,432.40             Total Recoveries (Months 1 - 6)           $6,163,278.99
     Net Loss / (Recoveries) for 3 Mos          ($214,988.05)(a)         Net Loss/(Recoveries) for 6 Mos.         ($1,155,028.99)(c)

Total Balance (Months 5, 4, 3)             $1,001,682,617.78 (b)         Total Balance (Months 1 - 6)          $1,973,828,583.43(d)

Loss Ratio Annualized  [(a/b) * (12)]                -0.2576%            Loss Ratio Annualized [(c/d) (12)]              -0.7022%

Trigger:  Is Ratio > 1.5%                                 No             Trigger:  Is Ratio > 6.0%                            No

                                                                                    May-97           Jun-97           Jul-97
B)   Delinquency Trigger:                                                        $2,351,123.91     $4,134,876.68   $3,716,398.43
     Balance delinquency 60+ days                                                      0.73208%          1.32772%        1.24560%
     As % of Beginning Pool Balance                                                    0.95470%          1.14121%        1.10180%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     3.1434%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer